Pre-Approved Defined Contribution Plan – 06/30/2020 PS Plan 42325-1680602680AA  2020 FMR LLC All rights reserved. 1 1.07 DEFERRAL CONTRIBUTIONS (a)  Deferral Contributions - Participants may elect to have a portion of their Compensation contributed to the Plan on a before-tax basis pursuant to Code Section 401(k). (1) Regular Contributions - The Employer shall make a Deferral Contribution in accordance with Section 5.03 of the Basic Plan Document on behalf of each Participant who has an executed salary reduction agreement in effect with the Employer for the payroll period in question. Such Deferral Contribution shall not exceed the deferral limit below. (A) The deferral limit is 60% (must be a whole number multiple of one percent) of Compensation. (i)  The following lower deferral limit applies to Highly Compensated Employees: _________% Note: If Catch-Up Contributions are selected below, a Participant eligible to make Catch-Up Contributions shall (subject to the statutory limits in Treasury Regulation Section 1.414(v)- 1(b)(1)(i)) in any event be permitted to contribute in excess of the specified deferral limit up to 100% of the Participant's "effectively available Compensation" (as defined in Section 5.03), unless elected otherwise in Option 1.07(a)(2). (B)  Instead of specifying a percentage of Compensation, a Participant's salary reduction agreement may specify a dollar amount to be contributed each payroll period, provided such dollar amount does not exceed the maximum percentage of Compensation specified in Subsection 5.03(a) or in Subsection 1.07(a)(1)(A), as applicable, and is not less than the minimum percentage of Compensation specified in Subsection 1.07(a)(1)(E), if applicable. (C) A Participant may change, on a prospective basis, his salary reduction agreement (check one): (i)  as of the beginning of each payroll period. (ii)  as of the first day of each month. (iii)  as of each Entry Date. (Do not select if immediate entry is elected with respect to Deferral Contributions in Subsection 1.04(e).) (iv)  as of the first day of each calendar quarter. (v)  as of the first day of each Plan Year. (vi)  other. (Specify, but must be at least once per Plan Year) ____________________________________________ Note: Notwithstanding the Employer's election hereunder, if Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked, the Plan provides that an Active Participant may change his salary reduction agreement for the Plan Year within a reasonable period (not fewer than 30 days) of receiving the notice described in Section 6.09 of the Basic Plan Document. (D) A Participant may revoke, on a prospective basis, a salary reduction agreement at any time upon proper notice to the Administrator, but in such case a new salary reduction DocuSign Envelope ID: F94E01AB-0933-4190-A536-6068006A1294

Pre-Approved Defined Contribution Plan – 06/30/2020 PS Plan 42325-1680602680AA  2020 FMR LLC All rights reserved. 2 agreement may not become effective until the time selected in 1.07(a)(1)(C), unless one of the below options is selected. (Check one if applicable): (i)  the beginning of the next payroll period. (ii)  the first day of the next month. (iii)  the next Entry Date. (Do not select if immediate entry is elected with respect to Deferral Contributions in Subsection 1.04(e).) (iv)  as of the first day of each calendar quarter. (v)  as of the first day of each Plan Year. (vi)  other. (Specify, but must be at least once per Plan Year) _____________________________________________ (E)  The minimum Deferral Contribution is _________% of Compensation. Note: The ability to make Deferral Contributions is a benefit, right or feature subject to discrimination testing under Code Section 401(a)(4). If a minimum percentage is specified above, it should be reviewed to be sure that under the facts and circumstances of the Plan, Deferral Contributions are effectively available to Employees who are not Highly Compensated Employees. (2)  Catch-Up Contributions - The following deferral limit applies to Participants eligible to make Catch-Up Contributions: 100% (cannot be less than 75% and must be a whole number multiple of one percent) of Compensation. The following Participants who have attained or are expected to attain age 50 before the close of the taxable year will be permitted to make Catch-Up Contributions to the Plan, as described in Subsection 5.03(a): (A)  All such Participants. (B)  All such Participants except those covered by a collective-bargaining agreement under which retirement benefits were a subject of good faith bargaining unless the bargaining agreement specifically provides for Catch-Up Contributions to be made on behalf of such Participants. Note: The Employer must not select Option 1.07(a)(2) above unless all applicable plans (as defined in Code Section 414(v)(6)(A), other than any plan that is qualified under Puerto Rican law or that covers only employees who are covered by a collective bargaining agreement under which retirement benefits were a subject of good faith bargaining) maintained by the Employer and by any other employer that is treated as a single employer with the Employer under Code Section 414(b), (c), (m), or (o) also permit Catch-Up Contributions in the same dollar amount. (3)  Roth 401(k) Contributions. Participants shall be permitted to irrevocably designate pursuant to Subsection 5.03(b) that a portion or all of the Deferral Contributions made under this Subsection 1.07(a) are Roth 401(k) Contributions that are includable in the Participant's gross income at the time deferred. (4)  Automatic Enrollment Contributions. Unless they affirmatively elect otherwise, certain Eligible Employees will have their Compensation reduced in accordance with the provisions of Subsection 5.03(c) (an "Automatic Enrollment Contribution"), the Administrator’s separate procedures described therein, and the following, if applicable: DocuSign Envelope ID: F94E01AB-0933-4190-A536-6068006A1294

Pre-Approved Defined Contribution Plan – 06/30/2020 PS Plan 42325-1680602680AA  2020 FMR LLC All rights reserved. 3 (A)  A qualified automatic contribution arrangement described in Code Section 401(k)(13) (“QACA”) has been adopted. (Select Option 1.11(a)(3) or 1.12(a)(3).) See Automatic Enrollment Addendum. (B)  An eligible automatic enrollment arrangement described in Code Section 414(w) (“EACA”) has been adopted. See Automatic Enrollment Addendum. 1.09 ROLLOVER CONTRIBUTIONS (a)  Rollover Contributions - Except as may be indicated below, Eligible Employees who have satisfied the age and Eligibility Service requirements specified in Subsections 1.04(a) and (b) may roll over any eligible rollover distribution as described in Section 5.06 of the Basic Plan Document. (1)  Expanded Rollover Eligibility – The following Employees and/or Participants are also eligible to make Rollover Contributions to the Plan: (A)  Eligible Employees who have not yet satisfied the age and Eligibility Service requirements specified in Subsections 1.04(a) and (b). (B)  Inactive Participants who have not terminated employment. (C)  All Inactive Participants. (2)  The Plan will not accept rollovers of after-tax employee contributions. (3)  The Plan will not accept rollovers of designated Roth contributions. (Must be selected if Roth 401(k) Contributions are not elected in Subsection 1.07(a)(3).) (b)  In-Plan Roth Rollover Contributions (Choose only if Roth 401(k) Contributions are selected in Option 1.07(a)(3) above) – Unless Option 1.09(b)(1) is selected below and in accordance with Section 5.06 of the Basic Plan Document, any Participant, spousal alternate payee or spousal Beneficiary may elect to have otherwise distributable portions of his Account, which are not part of an outstanding loan balance pursuant to Article 9 of the Basic Plan Document and are not “designated Roth contributions” under the Plan, be considered “designated Roth contributions” for purposes of the Plan. (1)  Only a Participant who is still employed by the Employer (or a spousal alternate payee or spousal Beneficiary of such a Participant) may elect to make such an in-plan Roth Rollover. (c)  In-Plan Roth Conversions. In accordance with Section 5.06 and as may be limited in (2) below, any Participant who is still employed by the Employer may elect to have any part of the below- listed portions of his Account, which is fully vested, not part of an outstanding loan balance pursuant to Article 9 of the Basic Plan Document, not currently distributable and not “designated Roth contributions” under the Plan, be considered “designated Roth contributions” for purposes of the Plan. (1) The following sub-accounts are available to be converted: _________. (2)  A Participant may not make an In-Plan Roth Conversion more frequently than: ________. DocuSign Envelope ID: F94E01AB-0933-4190-A536-6068006A1294

DocuSign Envelope ID: F94E01AB-0933-4190-A536-6068006A1294

AMENDMENT EXECUTION PAGE

Plan Name: 401(k) Incentive Savings Plan for Salaried and Hourly Employees of Kewaunee Scientific Corporation (the "Plan")

Employer: Kewaunee Scientific Corp.

[**Note**: These execution pages are to be completed in the event the Employer modifies any prior election(s) or makes a new election(s) in this Adoption Agreement. Attach the amended page(s) of the Adoption Agreement to these execution pages.]

The following section(s) of the Plan are hereby amended effective as of the date(s) set forth below:

Section Amended	Effective Date
1.07	05/15/2023
1.09	05/15/2023

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed on the date given below.

Employer:	Kewaunee Scientific Corp.	Employer:	Kewaunee Scientific Corp.
By:	DocuSigned by: Beth Phillips 547477611B0A467...	By:	
Title:	Vice President, Human Resources	Title:	
Date:	4/10/2023 | 1:21:00 PM EDT	Date:	

Note: Only one authorized signature is required to execute this Adoption Agreement unless the Employer's corporate policy mandates two authorized signatures.

Note: This page may be duplicated, if needed, to allow separate execution when the Employer indicated in Section 1.02(a) is changing.

Pre-Approved Defined Contribution Plan – 06/30/2020

PS Plan
42325-1680602680AA

© 2020 FMR LLC
All rights reserved.
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